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Exhibit 23.1  Consent of Counsel.


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                                  ARCHER & WEED
                             Special Project Counsel

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (714) 475-9086 FACSIMILE (714) 475-9087
                      EMAIL: SpecialProjectsCounsel@msn.com


WRITER'S DIRECT NUMBER
        (714) 475-9088


                                January 16, 1998

Board of Directors
Group V Corporation
550 15th Street
San Francisco, CA 94103

        RE: Form SB-2 Registration Statement

Dear Members of the Board:

        I hereby consent to the inclusion of my opinion letter dated January 16, 1998 in the registration statement on Form SB-2 to be filed by Group V Corporation.



                                Very truly yours,



                                 Richard O. Weed




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